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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S& (No. 333-37959) of RCN Corporation of our report dated June 5, 2003 relating to the financial statements of RCN Savings & Stock Ownership Plan, which appears in this Form 11K.





/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 26, 2003